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                                                                   EXHIBIT a(i)


                                 AMENDED AND RESTATED

                          AGREEMENT AND DECLARATION OF TRUST



                         ROBERTSON STEPHENS INVESTMENT TRUST

                            a Massachusetts Business Trust


                                Dated: March 13, 1997


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                                  TABLE OF CONTENTS


                                                                            Page


ARTICLE I Name and Definitions . . . . . . . . . . . . . . . . . . . . . . . .4
     Section 1.  NAME. . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     Section 2.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .4

ARTICLE II Purpose of Trust. . . . . . . . . . . . . . . . . . . . . . . . . .5

ARTICLE III Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     Section 1.  DIVISION OF BENEFICIAL INTEREST . . . . . . . . . . . . . . .6
     Section 2.  OWNERSHIP OF SHARES . . . . . . . . . . . . . . . . . . . . .6
     Section 3.  INVESTMENTS IN THE TRUST. . . . . . . . . . . . . . . . . . .6
     Section 4.  STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY . . . .6
     Section 5.  POWER OF BOARD OF TRUSTEES TO CHANGE PROVISIONS
                    RELATING TO SHARES . . . . . . . . . . . . . . . . . . . .7
     Section 6.  ESTABLISHMENT AND DESIGNATION OF SERIES OR CLASSES. . . . . .8
     Section 7.  INDEMNIFICATION OF SHAREHOLDERS . . . . . . . . . . . . . . .10


ARTICLE IV The Board of Trustees . . . . . . . . . . . . . . . . . . . . . . .10
     Section 1.  NUMBER, ELECTION AND TENURE . . . . . . . . . . . . . . . . .10
     Section 2.  EFFECT OF DEATH, RESIGNATION, ETC. OF A TRUSTEE . . . . . . .11
     Section 3.  POWERS. . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     Section 4.  PAYMENT OF EXPENSES BY THE TRUST. . . . . . . . . . . . . . .14
     Section 5.  PAYMENT OF EXPENSES BY SHAREHOLDERS . . . . . . . . . . . . .14
     Section 6.  OWNERSHIP OF ASSETS OF THE TRUST. . . . . . . . . . . . . . .15
     Section 7.  SERVICE CONTRACTS . . . . . . . . . . . . . . . . . . . . . .15

ARTICLE V Shareholder Voting Powers and Meetings . . . . . . . . . . . . . . .16
     Section 1.  VOTING POWERS . . . . . . . . . . . . . . . . . . . . . . . .16
     Section 2.  VOTING POWER AND MEETINGS . . . . . . . . . . . . . . . . . .16
     Section 3.  QUORUM AND REQUIRED VOTE. . . . . . . . . . . . . . . . . . .17
     Section 4.  ACTION BY WRITTEN CONSENT . . . . . . . . . . . . . . . . . .17
     Section 5.  RECORD DATES. . . . . . . . . . . . . . . . . . . . . . . . .17
     Section 6.  ADDITIONAL PROVISIONS . . . . . . . . . . . . . . . . . . . .18

ARTICLE VI Net Asset Value, Distributions, and Redemptions . . . . . . . . . .18
     Section 1.  DETERMINATION OF NET ASSET VALUE, NET INCOME,
                    AND DISTRIBUTIONS. . . . . . . . . . . . . . . . . . . . .18


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     Section 2.  REDEMPTIONS AND REPURCHASES . . . . . . . . . . . . . . . . .18
     Section 3.  REDEMPTIONS AT THE OPTION OF THE TRUST. . . . . . . . . . . .19

ARTICLE VII Compensation and Limitation of  Liability of Trustees. . . . . . .19
     Section 1.  COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . . .19
     Section 2.  LIMITATION OF LIABILITY . . . . . . . . . . . . . . . . . . .19
     Section 3.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . .20

ARTICLE VIII Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . .20
     Section 1.  TRUSTEES, SHAREHOLDERS, ETC. NOT PERSONALLY LIABLE; NOTICE. .20
     Section 2.  TRUSTEE'S GOOD FAITH ACTION, EXPERT ADVICE, NO BOND
                    OR SURETY. . . . . . . . . . . . . . . . . . . . . . . . .21
     Section 3.  LIABILITY OF THIRD PERSONS DEALING WITH TRUSTEES. . . . . . .21
     Section 4.  TERMINATION OF TRUST OR SERIES. . . . . . . . . . . . . . . .21
     Section 5.  MERGER AND CONSOLIDATION. . . . . . . . . . . . . . . . . . .22
     Section 6.  FILING OF COPIES, REFERENCES, HEADINGS. . . . . . . . . . . .22
     Section 7.  APPLICABLE LAW. . . . . . . . . . . . . . . . . . . . . . . .22
     Section 8.  AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . . . .22
     Section 9.  TRUST ONLY. . . . . . . . . . . . . . . . . . . . . . . . . .22
     Section 10. USE OF THE NAME "RCS EMERGING GROWTH FUND". . . . . . . . . .23


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                                 AMENDED AND RESTATED
                          AGREEMENT AND DECLARATION OF TRUST
                                          OF
                         ROBERTSON STEPHENS INVESTMENT TRUST


     THIS AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made and entered into this 13th day of March, 1997 by the Trustees named hereunder.

     WITNESSETH that

     WHEREAS, the Trustees desire and have agreed to manage all property coming into their hands as trustees of a Massachusetts business trust in accordance with the provisions hereinafter set forth;

     NOW, THEREFORE, the Trustees hereby direct that this Agreement and Declaration of Trust be filed with the Secretary of The Commonwealth of Massachusetts and do hereby declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustees hereunder, IN TRUST, and manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders of Shares in this Trust.

                                      ARTICLE I

                                 Name and Definitions

     SECTION 1. NAME. This Trust shall be known as ROBERTSON STEPHENS INVESTMENT TRUST and the Trustees shall conduct the business of the Trust under that name or any other name as they, in their sole discretion, from time to time determine.

     SECTION 2. DEFINITIONS. Whenever used herein, unless otherwise required by the context or specifically provided:

          (a) The "Trust" refers to the Massachusetts business trust established by this Agreement and Declaration of Trust, as amended from time to time;

          (b) "Trustees" refers to the persons named at the end of this Declaration of Trust and constituting the Board of Trustees of the Trust, so long as they continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed to serve on the Board of Trustees in accordance with Article IV hereof;

          (c) "Shares" means the equal proportionate transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time or, if more than one Series of Shares is authorized by the Trustees, the equal proportionate units into which each


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Series of Shares shall be divided from time to time or, if more than one class of Shares of any Series is authorized by the Trustees, the equal proportionate units into which each class of such Series of Shares shall be divided from time to time;

          (d)       "Shareholder" means a record owner of Shares;

          (e) The "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time;

          (f) The terms "Commission" and "Principal Underwriter" shall have meanings given them in the 1940 Act;

          (g) "Declaration of Trust" shall mean this Agreement and Declaration of Trust, as amended or restated from time to time;

          (h) "By-Laws" shall mean the By-Laws of the Trust as amended from time to time;

          (i) "Series Company" refers to the form of registered open-end investment company described in Section 18(f)(2) of the 1940 Act or in any successor statutory provision; and

          (j) "Series" refers to each Series of Shares established and designated under or in accordance with the provisions of Article III.

          (k) The term "class" or "class of Shares" refers to the division of Shares representing any series into two or more classes as provided in
Article III.

                                      ARTICLE II

                                   Purpose of Trust

     The purpose of the Trust is to conduct, operate and carry on the business of a managed investment company registered under the 1940 Act through one or more portfolios invested primarily in securities.


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                                     ARTICLE III

                                        Shares

     SECTION 1. DIVISION OF BENEFICIAL INTEREST. The Shares of the Trust shall be issued in one or more Series as the Trustees may, without Shareholder approval, authorize. The Trustees may, without Shareholder approval, divide the Shares of any Series into two or more classes, Shares of each such class having such preferences or special or relative rights or privileges (including conversion rights, if any) as the Trustees may determine and as are not inconsistent with any provision of this Agreement and Declaration of Trust.
Each Series shall be preferred over all other Series in respect of the assets allocated to that Series. The beneficial interest in each Series shall at all times be divided into Shares, without par value, each of which shall, except as the Trustees may otherwise authorize in the case of any Series that is divided into two or more classes, represent an equal proportionate interest in the Series with each other Share of the same Series, none having priority or preference over another. The number of Shares authorized shall be unlimited, and the Shares so authorized may be represented in part by fractional shares. The Trustees may from time to time divide or combine the Shares of any Series or class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Series or class. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or any Series.

     SECTION 2. OWNERSHIP OF SHARES. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series. No certificates certifying the ownership of Shares shall be issued except as the Board of Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each Series and class and as to the number of Shares of each Series and class held from time to time by each.

     SECTION 3. INVESTMENTS IN THE TRUST. The Trustees may accept investments in the Trust from such persons, at such times, on such terms, and for such consideration as they from time to time authorize.

     SECTION 4. STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder, by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of said deceased Shareholder under this Trust. Ownership of Shares shall not entitle the


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Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholders, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

     SECTION 5. POWER OF BOARD OF TRUSTEES TO CHANGE PROVISIONS RELATING TO SHARES. Notwithstanding any other provision of this Declaration of Trust and without limiting the power of the Board of Trustees to amend the Declaration of Trust as provided elsewhere herein, the Board of Trustees shall have the power to amend this Declaration of Trust, at any time and from time to time, in such manner as the Board of Trustees may determine in their sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust, provided that before adopting any such amendment without Shareholder approval, the Board of Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders or that Shareholder approval is not otherwise required by the 1940 Act or other applicable law.

     Without limiting the generality of the foregoing, the Board of Trustees may, for the above-stated purposes, amend the Declaration of Trust to:

          (a) create one or more Series or classes of Shares (in addition to any Series or classes already existing or otherwise) with such rights and preferences and such eligibility requirements for investment therein as the Trustees shall determine and reclassify any or all outstanding Shares as shares of a particular Series or class in accordance with such eligibility requirements;

          (b) amend any of the provisions set forth in paragraphs (a) through (h) of Section 5 of this Article III;

          (c) combine one or more Series or classes of Shares into a single Series or class on such terms and conditions as the Trustees shall determine.

          (d) change or eliminate any eligibility requirements for investment in Shares of any Series or class, including, without limitation, to provide for the issue of Shares of any Series or class in connection with any merger or consolidation of the Trust with the other trust or company or any acquisition by the Trust of part or all of the assets of another trust or investment company;

          (e)       change the designation of any Series or class of Shares;


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          (f)       change the method of allocating dividends among the various
Series or classes of Shares;

          (g) allocate assets, liabilities and expenses of the Trust to a particular Series of Shares or apportion the same among two or more Series, provided that any liabilities or expenses incurred by a particular Series of Shares shall be payable solely out of the assets of that Series; and to the extent necessary or appropriate to give effect to the preferences and special or relative rights and privileges of any classes of Shares, allocate assets, liabilities, income and expenses of a Series to a particular class of Shares of that Series or apportion the same among two or more classes of Shares of that Series;

          (h) specifically allocate assets to any or all Series of Shares or create one or more additional Series of Shares which are preferred over all other Series of Shares in respect of assets specifically allocated thereto or any dividends paid by the Trust with respect to any net income, however determined, earned from the investment and reinvestment of any assets so allocated or otherwise and provide for any special voting or other rights with respect to such Series.

     SECTION 6. ESTABLISHMENT AND DESIGNATION OF SERIES OR CLASSES. The establishment and designation of any Series or class of Shares shall be effective upon the resolution by a majority of the then Trustees, setting forth such establishment and designation and the relative rights an preferences of such Series or class, or as otherwise provided in such resolution. Shares of each Series or class established pursuant to this Section 6, unless otherwise provided in the resolution establishing such Series or class, shall have the following relative rights and preferences:

          (a) ASSETS BELONGING TO SERIES. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. Such considerations, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Series (collectively "General Assets"), the Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as they, in their sole discretion, deem fair and equitable, and any General Asset so allocated to a particular Series shall belong to that Series; and, in the event that there are any assets, income, earnings,

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profits and proceeds thereof, funds or payments belonging to any Series which are not readily identifiable as belonging to any particular class
(collectively "Series General Assets"), the Trustees shall allocate such Series General Assets to, between or among any one or more of the classes of such Series in such manner and on such basis as they, in their sole discretion, deem fair and equitable, and any Series General Asset so allocated to a particular class shall belong to that class. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series and classes for all purposes.

          (b) LIABILITIES BELONGING TO SERIES. The assets belonging to each particular Series shall be charged with the liabilities of the Trust in respect to that Series and all expenses, costs, charges and reserves attributable to that Series and any general liabilities of the Trust, or of any Series, which are not readily identifiable as belonging to any particular Series, or any particular class of any Series, shall be allocated and charged by the Trustees to and among any one or more of the Series, or to and among any one or more of the classes of such Series, as the case may be, in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable.
The liabilities, expenses, costs, charges, and reserves so charged to a Series or class are herein referred to as "liabilities belonging to" that Series or class. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Series and classes for all purposes. Under no circumstances shall the assets allocated or belonging to any particular Series be charged with liabilities attributable to any other Series. All persons who have extended credit which has been allocated to a particular Series, or who have a claim or contract which has been allocated to any particular Series, shall look only to the assets of that particular Series for payment of such credit, claim or contract.

          (c) DIVIDENDS, DISTRIBUTIONS, REDEMPTIONS, AND REPURCHASES. Notwithstanding any other provisions of this Declaration of Trust, including, without limitation, Article VI, no dividend or distribution (including, without limitation, any distribution paid upon termination of the Trust or of any Series) with respect to, nor any redemption or repurchase of, the Shares of any Series shall be effected by the Trust other than from the assets belonging to such Series, nor, except as specifically provided in Section 7 of this Article III, shall any Shareholder of any particular Series otherwise have any right or claim against the assets belonging to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

          (d) VOTING. Notwithstanding any other provision of this Declaration of Trust, on any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall be voted in the aggregate as a single class without regard to Series or class; except (1) when required by the 1940 Act or when the Trustees shall have determined that the matter affects one or more Series or classes materially differently, Shares shall be voted by individual Series or class; and (2) when the Trustees have determined that the matter affects only the interests of one


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or more Series or classes, then only Shareholders of such Series or classes shall be entitled to vote thereon.

          (e) FRACTIONS. Any fractional Share of a Series or class of any Series shall carry proportionately all the rights and obligations of a whole share of that Series or class, as the case may be, including rights with respect to voting, receipt of dividends and distributions, redemptions of Shares and termination of the Trust.

          (f) EXCHANGE PRIVILEGE. The Trustees shall have the authority to provide that the holders of Shares of any Series shall have the right to exchange said Shares for Shares of one or more other Series of Shares in accordance with such requirements and procedures as may be established by the Trustees.

          (g) COMBINATION OF SERIES. The Trustees shall have the authority, without the approval of the Shareholders of any Series or class of any Series unless otherwise required by applicable law, to combine the assets and liabilities belonging to any two or more Series or classes into assets and liabilities belonging to a single Series or class.

          (h) ELIMINATION OF SERIES OR CLASSES. At any time that there are no Shares outstanding of any particular Series or class of any Series previously established and designated, the Trustees may amend this Declaration of Trust to abolish that Series or class and to rescind the establishment and designation thereof.

     SECTION 7. INDEMNIFICATION OF SHAREHOLDERS. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators, or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Trust to be held harmless from and indemnified against all loss and expense arising from such liability.

                                      ARTICLE IV

                                The Board of Trustees

     SECTION 1. NUMBER, ELECTION AND TENURE. The number of Trustees constituting the Board of Trustees shall be five (5), unless such number shall be changed from time to time by written instrument signed by a majority of the Board of Trustees, provided, however, that the number of Trustees shall in no event be less than one nor more than 15. The Board of Trustees, by action of a majority of the then Trustees at a duly constituted meeting, may fill vacancies in the Board of Trustees or remove Trustees with or without cause. Each Trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns, is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed, or, if sooner, until the next


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meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal. The Shareholders may fix the number of Trustees and elect Trustees at any meeting of Shareholders called by the Trustees for that purpose.

     SECTION 2. EFFECT OF DEATH, RESIGNATION, ETC. OF A TRUSTEE. The death, declination, resignation, retirement, removal, or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled as provided in Article IV, Section 1, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust. As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a majority of the Board of Trustees. In the event of the death, declination, resignation, retirement, removal, or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to fill vacancies, the Trust's investment adviser or investment advisers jointly, if there is more than one, are empowered to appoint new Trustees subject to the provisions of Section 16(a) of the 1940 Act.

     SECTION 3. POWERS. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Board of Trustees, and such Board shall have all powers necessary or convenient to carry out that responsibility including the power to engage in securities transactions of all kinds on behalf of the Trust. Without limiting the foregoing, the Trustees may: adopt By-Laws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders; fill vacancies in or remove from their number, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number and establish and terminate one or more committees consisting of two or more Trustees which may exercise the powers and authority of the Board of Trustees to the extent that the Trustees determine; employ one or more custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank, retain a transfer agent or a shareholder servicing agent or both; provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise; redeem, repurchase and transfer Shares pursuant to applicable law; set record dates for the determination of Shareholders with respect to various matters; declare and pay dividends and distributions to Shareholders of each Series from the assets of such Series; and in general

                                         -12-
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delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian, transfer or shareholder servicing agent, or Principal Underwriter. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees.

     Without limiting the foregoing, the Board of Trustees shall have power and authority:

          (a) To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other securities, and securities of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers' acceptances, and other securities of any kind, issued, created, guaranteed, or sponsored by any and all persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in "when issued" contracts for any such securities, to change the investments of the assets of the privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations, or corporations to exercise any of said rights, powers, and privileges in respect of any of said instruments;

          (b) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write, options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust;

          (c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and delivery proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

          (d) To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities;


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          (e)       To hold any security or property in a form not indicating
any trust, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise.

          (f) Subject to the provisions of Article III, Section 3, to allocate assets, liabilities, income and expenses of the Trust to a particular Series of Shares or to apportion the same among two or more Series, provided that any liabilities or expenses incurred by or arising in connection with a particular Series of Shares shall be payable solely out of the assets of that Series; and to the extent necessary or appropriate to give effect to the preferences and special or relative rights and privileges of any classes of Shares, to allocate assets, liabilities, income and expenses of a Series to a particular class of Shares of the Series or to apportion the same among two or more classes of Shares of that Series;

          (g) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

          (h) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

          (i) To compromise, attribute or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

          (j) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

          (k) To borrow funds or other property in the name of the Trust exclusively for Trust purposes;

          (l) To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship; or otherwise assume liability for payment thereof;

          (m) To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, principal underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Trustee, officer, employee, agent, investment adviser, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence; whether or not the Trust would have the power to indemnify such person against liability; and

          (n) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

     The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Series. The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trustees shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

     SECTION 4. PAYMENT OF EXPENSES BY THE TRUST. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust, or partly out of the principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to; the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser or manager, principal underwriter, auditors, counsel, custodian, transfer agent, Shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

     SECTION 5. PAYMENT OF EXPENSES BY SHAREHOLDERS. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series or class, to pay directly, in advance or arrears, for charges of the Trust's custodian or transfer, Shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

     SECTION 6. OWNERSHIP OF ASSETS OF THE TRUST. Title to all of the assets of the Trust shall at all times be considered as vested in the Board of Trustees.

     SECTION 7.     SERVICE CONTRACTS.

          (a) Subject to such requirements and restrictions as may be set forth in the By-Laws, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services for the Trust or for any Series with any corporation, trust, association or other organization (the "Manager"); and any such contract may contain such other terms as the Trustees may determine, including, without limitation, authority for the Manager to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments.

          (b) The Trustees may also, at any time and from time to time, contract with any corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or Principal Underwriter for the Shares of one or more of the Series or classes. Every such contract shall comply with such requirements and restrictions as may be set forth in the By-Laws; and any such contract may contain such other terms as the Trustees may determine.

          (c) The Trustees are also empowered, at any time and from time to time, to contract with any corporations, trusts, associations or other organizations, appointing it or them the custodian, transfer agent and/or shareholder servicing agent for the Trust or one or more of its Series or classes. Every such contract shall comply with such requirements and restrictions as may be set forth in the By-Laws or stipulated by resolution of the Trustees.

          (d) The Trustees are further empowered, at any time and from time to time, to contract with any entity to provide such other services to the Trust or one or more of the Series or classes, as the Trustees determine to be in the best interests of the Trust and the applicable Series or class.

          (e)       The fact that:

               (i) any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter, distributor, or affiliate or agent of or for any corporation, trust, association, or other organizational or for any parent or affiliate of any organization with which an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that
               (ii) any corporation, trust, association or other organization with which an advisory or management contract or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made also has an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other service contract with one or more other corporations, trust, associations, or other organizations, or has other business or interests shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided approval of each such contract is made pursuant to the requirements of the 1940 Act.

                                      ARTICLE V

                        Shareholder Voting Powers and Meetings

     SECTION 1. VOTING POWERS. Subject to the voting powers of one or more classes of Shares as set forth elsewhere in this Declaration of Trust or in the Bylaws, the Shareholders shall have power to vote only (i) for the election of Trustees as provided in Article IV, Section 1, (ii) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should, or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders,
(iii) with respect to the termination of the Trust or any Series or class to the extent and as provided in Article VIII, Section 4, and (iv) with respect to such additional matters relating to the Trust as may be required by any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At any time when no Shares of a Series or class are outstanding, the Trustees may exercise all rights of Shareholders of that Series or class with respect to matters affecting that Series or class, take any action required by law, this Declaration of Trust or the By-Laws, to be taken by Shareholders.

     SECTION 2. VOTING POWER AND MEETINGS. Meetings of the Shareholders of the Trust or of any Series or class may be called by the Trustees for the purpose of electing Trustees as provided in Article IV, Section 1 and for such other purposes as may be prescribed by law, by this Declaration of Trust or by the By-Laws. Meetings of the Shareholders may also be called by the Trustees from time to time for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. A meeting of Shareholders may be held at any place designated by the Trustees. Written notice of any meeting of Shareholders shall be give or caused to be given by the Trustees by mailing such notice at least seven (7) days before such meeting, postage prepaid, stating the time and place of the meeting, to each Shareholder entitled to vote at such meeting, at the Shareholder's address as it appears on the records of the Trust. Whenever notice of a meeting is required to be given to a Shareholder under this Declaration of

Trust or the By-Laws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

     SECTION 3. QUORUM AND REQUIRED VOTE. Except when a larger quorum is required by applicable law, by the By-Laws or by this Declaration of Trust, forty percent (40%) of the Shares entitled to vote on a particular matter shall constitute a quorum for the transaction of business on that matter at a Shareholders' meeting, except that where any provision of law or of this Declaration of Trust or the By-Laws requires that holders of any Series or class shall vote as a Series or class, then forty percent (40%) of the aggregate number of Shares of that Series or class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series or class.
Any lesser number shall be sufficient for adjournments.

     Any adjourned session or sessions may be held within a reasonable time after the date set for the original meeting without further notice. Except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws or by applicable law, when a quorum is present, a majority of the Shares voted shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust or of the By-Laws permits or requires that the holders of any Series or class shall vote as a Series or class, then a majority of the Shares of that Series or class voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that Series or class is concerned.

     SECTION 4. ACTION BY WRITTEN CONSENT. Any action taken by Shareholders may be taken without a meeting if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or by the By-Laws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

     SECTION 5. RECORD DATES. For the purpose of determining the Shareholders of any Series or class who are entitled to vote or act at any meeting or any adjournment thereof, the Trustees may from time to time fix a time, which shall be not more than ninety (90) days before the date of any meeting of Shareholders, as the record date for determining the Shareholders of such Series or class having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date. For the purpose of determining the Shareholders of any Series or class who are entitled to receive payment or any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Series or class having the right to receive such dividend or distribution. Without fixing a record date the Trustees may for voting and/or distribution purposes close the register or transfer books for one or more Series or classes for all or any part of the period between a record date and a meeting of Shareholders or the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series or classes.

     SECTION 6. ADDITIONAL PROVISIONS. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters.

                                      ARTICLE VI

                   Net Asset Value, Distributions, and Redemptions

     SECTION 1. DETERMINATION OF NET ASSET VALUE, NET INCOME, AND DISTRIBUTIONS. The term "net asset value" of the Shares of each Series or class shall mean: (i) the value of all the assets of such Series or class; (ii) less the total liabilities of such Series or class; (iii) divided by the number of Shares of such Series or class outstanding, in each case at the time of each determination. The "number of Shares of such Series or class outstanding" for the purposes of such computation shall be exclusive of any Shares of such Series or class to be redeemed and not then redeemed as to which the redemption price has been determined, but shall include Shares of such Series or class presented for repurchase and not then repurchased and Shares of such Series or class to be redeemed and not then redeemed as to which the redemption price has not been determined and Shares of such Series or class the sale of which has been confirmed. Any fractions involved in the computation of net asset value per share shall be adjusted to the nearest cent unless the Trustees shall determine to adjust such fractions to a fraction of a cent.

     Determinations under this Section made in good faith shall be binding on all parties concerned. The manner of determining the net assets of any Series or class or of determining the net asset value of the Shares of any Series or class may from time to time be altered as necessary or desirable in the judgment of the Trustees to conform to any other method prescribed or permitted by any applicable law or regulation.

     SECTION 2. REDEMPTIONS AND REPURCHASES. The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a person designated by the Trust that the Trust purchase such Shares or in accordance with such other procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, as determined in accordance with the By-Laws and applicable law, next determined. Payment for said Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request is made in proper form. The obligation set forth in this Section 2 is subject to the provision that in the event that any time the New York Stock Exchange is closed for other than weekends or holidays, or if permitted by the Rules of the Commission during periods when trading on the Exchange is restricted or during any emergency which makes it impracticable for the Trust to dispose of the investments of the applicable Series or to determine fairly the value of the net assets belonging to such Series or during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Trustees.

     The redemption price may in any case or cases be paid wholly or partly in kind if the Trustees determine that such payment is advisable in the interest of the remaining Shareholders of the Series for which the Shares are being redeemed. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any corporation or other person in transferring securities selected for delivery as all or part of any payment in kind.

     SECTION 3. REDEMPTIONS AT THE OPTION OF THE TRUST. The Trust shall have the right at its option and at any time to redeem Shares of any Shareholder at the net asset value thereof as described in Section 1 of this Article VI:
(i) if at such time such Shareholder owns Shares of any Series having an aggregate net asset value of less than an amount determined from time to time by the Trustees, but not to exceed $40,000; or (ii) to the extent that such Shareholder owns Shares equal to or in excess of a percentage, determined from time to time by the Trustees, of the outstanding Shares of the Trust or of any Series or class of any Series.

                                     ARTICLE VII

                Compensation and Limitation of  Liability of Trustees

     SECTION 1. COMPENSATION. The Trustees as such shall be entitled to reasonable compensation from the Trust, and they may fix the amount of such compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

     SECTION 2. LIMITATION OF LIABILITY. The Trustees shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, manager or Principal Underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he or she would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

     Every note, bond, contract, instrument, certificates or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

     SECTION 3. INDEMNIFICATION. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for and to provide by resolution or in the By-Laws for indemnification out of Trust assets for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee or officer in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Trust. The provisions, including any exceptions and limitations concerning indemnification, may be set forth in detail in the By-Laws or in a resolution of the Board of Trustees.


                                     ARTICLE VIII

                                    Miscellaneous

     SECTION 1. TRUSTEES, SHAREHOLDERS, ETC. NOT PERSONALLY LIABLE; NOTICE. All persons extending credit to, contracting with or having any claim against the Trust or any Series shall look only to the assets of the Trust, or, to the extent that the liability of the Trust may have been expressly limited by contract to the assets of a particular Series, only to the assets belonging to the relevant Series, for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.

     Every note, bond, contract, instrument, certificate or undertaking made or issued on behalf of the Trust by the Board of Trustees, by any officers or officer or otherwise may include a notice that this Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts and may recite that the note, bond, contract, instrument, certificate or undertaking was executed or made by or on behalf of the Trust or by them as Trustee or Trustees or as officers or officer or otherwise and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust or upon the assets belonging to the Series or class for the benefit of which the Trustees have caused the note, bond, contract, instrument, certificate or undertaking to be made or issued, and may contain such further recital as he or she or they may deem appropriate, but the omission of any such recital shall not operate to bind any Trustee or Trustees or officer or officers or Shareholders of any other person individually.

     SECTION 2. TRUSTEE'S GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR SURETY. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable solely for his or her own wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice nor for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

     SECTION 3. LIABILITY OF THIRD PERSONS DEALING WITH TRUSTEES. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

     SECTION 4. TERMINATION OF TRUST OR SERIES. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by the affirmative vote of a "majority of the outstanding voting securities" of each Series (as the quoted phrase is defined in the 1940 Act), voting separately by Series, or by the Trustees by written notice to the Shareholders. Any Series may be terminated at any time by vote of the affirmative vote of "majority of the outstanding voting securities" of that Series (as the quoted phrase is defined in the 1940 Act) or by the Trustees by written notice to the Shareholders of that Series.

     Upon termination of the Trust (or any Series, as the case may be), after paying or otherwise providing for all charges, taxes, expenses and liabilities belonging, severally, to each Series (or the applicable Series, as the case may be), whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets belonging, severally, to each Series (or the applicable Series, as the case may be), to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds belonging to each Series (or the applicable Series, as the case may be), to the Shareholders of that Series, as a Series, ratably according to the number of Shares of that Series held by the several Shareholders on the date of termination, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of Shares of that Series, provided that any distribution to the Shareholders of a particular class of Shares shall be made to such Shareholders pro rata in proportion to the number of Shares of such class held by each of them.

     SECTION 5. MERGER AND CONSOLIDATION. The Trustees may cause the Trust or one or more of its Series to be merged into or consolidated with another Trust or company or the Shares exchanged under or pursuant to any state or Federal statute, if any, or otherwise to the extent permitted by law. Such merger or consolidation of Share exchange must be authorized by vote of a majority of the outstanding Shares of the Trust, as whole, or any affected Series, as may be applicable; provided that in all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation.

     SECTION 6. FILING OF COPIES, REFERENCES, HEADINGS. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of The Commonwealth of Massachusetts and with any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like "herein," "hereof," and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or affect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

     SECTION 7. APPLICABLE LAW. This Agreement and Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of The Commonwealth of Massachusetts. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

     SECTION 8. AMENDMENTS. This Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees.

     SECTION 9. TRUST ONLY. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a trust. Nothing in this Agreement and Declaration of Trust shall be construed to make the Shareholders, either by themselves, or with the Trustees, partners or members of a joint stock association.

     SECTION 10. USE OF THE NAME "RCS EMERGING GROWTH FUND". The Trust recognizes that Robertson Stephens & Company LLC ("RS&Co.") and its affiliates have exclusive use, control and rights to the name and identifying words "RCS Emerging Growth Fund." The Trust also recognizes that in consideration of the sponsorship and creation of the Trust and such Series as may be created from time to time, RS&Co. has exclusive use, control and rights to the names they have designated and may designate for the Trust and its Series. The Trust understands that RS&Co. has consented (a) to the use by the Trust of the identifying words or name "RCS Emerging Growth Fund" as the name of the Trust and (b) to the use by the Trust of the names or identifying words which may be used for each of the Trust's Series from RS&Co., as Manager of the Trust and said Series. Such names or identifying words or any variations thereof may be used from time to time in other connections and for other purposes by RS&Co. or affiliated entities. RS&Co. has the right to require the Trust to cease using the names designated for each Series of the Trust during the time RS&Co. or an affiliate was employed as the investment manager or adviser of the Trust or such Series if the Trust and said Series cease to employ RS&Co. or such affiliate in such capacity. Future names adopted by the Trust for itself and its

Series shall be the property of RS&Co. and its affiliates, and the use of each names shall be subject to the same conditions set forth in this Section insofar as such names or identifying words require the consent of RS&Co.


     IN WITNESS WHEREOF, the Trustees named below do hereby set their hands as of the 13th day of March, 1997.



                              /S/ LEONARD S. AUERBACH
                              ----------------------------------------------
                              Leonard S. Auerbach

                              /S/ DANIEL R. COONEY
                              ----------------------------------------------
                              Daniel R. Cooney

                              /S/ G. RANDY HECHT
                              ----------------------------------------------
                              G. Randy Hecht

                              /S/ JAMES K. PETERSON
                              ----------------------------------------------
                              James K. Peterson


                              ----------------------------------------------
                              John P. Rohal